Exhibit 10.26

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

TRANSACTION CONFIRMATION

Iogen D3 Biofuel Partners LLC	Effective Date: May 9, 2016

This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated May 9, 2016, and its terms shall be binding upon execution by the parties.

SELLER: GSF Energy, L.L.C. 680 Andersen Drive Foster Plaza 10, 5th Floor Suite 580 Pittsburgh, PA 15220 Attn: General Counsel Phone: 412-747-8718 Fax: (412) 542-1577

BUYER

Iogen D3 Biofuel Partners LLC

2200 Wilson Blvd Suite 310

Arlington VA, 22201

U.S.A. Attn: Contract Administration

Phone: (613) 733-9830

Fax: [***]

With a duplicate copy to:

Iogen Corporation

310 Hunt Club Road East

Ottawa, Ontario

Canada K1V 1C1

Attention: Contract Administration

Contract Price: (1) Floor Price Gas: [***] (2) Floating Price Gas: [***]

Delivery Period: Begin: [***]	End: [***]

Performance Obligation: Seller shall, subject to the terms of this Transaction Confirmation, deliver and Buyer shall purchase the RB produced by the Project that is not delivered to Shell Energy per the transaction confirmation between Seller and Shell Energy of even date herewith for each Day of the Delivery Period, as set forth in, and subject to, the Additional Conditions below. Seller agrees to dedicate solely to Buyer all of the RB produced by the Project as of the commencement of the Delivery Period up to the Contract Quantity.

Contract Quantity: The Contract Quantity for each Month during the Delivery Period shall be the lesser of [***].

Delivery Point(s):

The Delivery Point shall be Sales Meter Numbers: [***] and [***] at the Project.

Buyer and Seller agree that Seller is solely responsible for all transportation and related pipeline charges for the transportation of RB to the Delivery Point(s) and Buyer is solely responsible for all transportation and related pipeline charges for the transportation of the RB at and from the Delivery Point(s).

Payment: The payment in respect of percentages of Net Proceeds shall be made in accordance with the provisions set forth in “Controlled Cash Account Disbursements” below.

ADDITIONAL CONDITIONS:

Definitions:

“Applicable Law” means all laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Authority having jurisdiction over the Project or either of the parties.

“Biogas Clean-Up and Compression Facility” means Seller’s facilities for processing of RB from the Project to meet the quality criteria for the Commercial Distribution System at the Injection Point.

“CARB” means the California Air Resources Board or its successor.

“CEC” means the California Energy Commission or its successor.

“CNG” means compressed Gas.

“Change in Law” means the full repeal of the EPA Renewable Fuel Standard or a change of the EPA Renewable Fuels Standard wherein landfill biogas, including RB, no longer qualifies as a feedstock or fuel that can enable the generation of cellulosic biofuel RINs.

“Commercial Distribution System” means a gas distribution system physically connected by pipeline, barge, truck or rail as set out in EPA regulation §80.1426(f)(l l)(ii).

“Controlled Cash Account” means a bank account or series of bank accounts with a financial institution reasonably acceptable to Seller, to which all proceeds from the sale or use of RB and associated Green Attributes will be deposited and from which all applicable third party expenses will be paid and all distributions to Buyer and Seller will be made in accordance with the provisions set forth in “Controlled Cash Account Disbursements” below. The account will be in a form and substance reasonably acceptable to Seller and Buyer.

“CPUC” means the California Public Utilities Commission or its successor.

“Environmental Conditions” means any environmental conditions, circumstances or other matters of fact, pertaining to, relating to or otherwise affecting the environment, including, without limitation, any natural resources (including flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or the ambient air, and relating to or arising out of the presence, use, handling, blending, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal (including the abandonment or discarding of barrels, containers and other closed receptacles containing any hazardous waste or other toxic substances of any nature), dumping or threatened release (as such term is used in the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time or other similar Environmental Laws) of waste, hazardous waste or other toxic substances of any nature.

“Environmental Laws” means all Applicable Laws and rules of common law pertaining to the environment, natural resources, and public or employee health and safety, including the LCFS, EPA Renewable Fuel Standard, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Emergency Planning and Community Right to Know Act and the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act, the Clean Water Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act of 1970, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act, and any similar or analogous statutes, regulations and decisional law of any Governmental Authority, as each of the foregoing may be amended.

“EPA” means the United States Environmental Protection Agency or its successor.

“EPA Renewable Fuel Standard” means the renewable energy program and policies established by the EPA and first published on March 26, 2010 at 75 Fed. Reg. 14670 (codified at 40 C.F.R. § 80.1401 (2012)) that became effective on July 1, 2010, and may be amended from time to time.

“Floating Price Gas” [***].

“Floor Price Gas” [***].

“Good Industry Practice” means the practices, methods, materials, supplies, equipment, and standards of safety, performance and service that are commonly applied in the landfill and landfill gas-to-energy industries in the United States to operate and maintain facilities similar to the Project, including the use of, and adherence to, equipment, practices and methods, applicable industry codes, standards and regulations that in the exercise of reasonable judgment, and in light of the facts and circumstances known at the time the decision was made, would be reasonably expected to accomplish the operating objectives of the Project, and protect individuals and the environment from damage, loss or injury.

“Governmental Authority” means any national, federal, state, local or other governmental, regulatory or administrative agency, court, commission, department, board or other governmental subdivision, legislature, rulemaking board, tribunal, or other governmental authority. Governmental Authority includes, but is not limited to, the CEC, CARB, EPA and the CPUC.

“Green Attributes” means any and all attributes generated or owned by the Project or in relation to the production or use of the Project’s RB, including all rights, credits or payments associated with the renewable nature of RB or the reduction in or avoidance of fossil fuel consumption, Greenhouse Gas emissions or Lifecycle Greenhouse Gas Emissions, including emission reduction credits, verified emission reductions, voluntary emission reductions, offsets, allowances, voluntary carbon units, avoided compliance costs, emission rights and authorizations, RIN, REC and LCFS Registration rights, and CO2 reduction and sequestration and any other environmental attributes associated with the use of RB. However, Green Attributes do not include (a) any federal or state tax credits associated with the collection, production, transfer or sale of such RB to the Buyer, or (b) any emission reduction credits required or available for the operation of a digester gas processing facility at the Project to convert collected RB to pipeline quality gas standards.

“Greenhouse Gas” means carbon dioxide (CO2), methane (CH4), nitrous oxide (N2O), hydrofluorocarbons, perfluorocarbons, sulphur hexafluoride, or any other substances or combination of substances that may become regulated or designated as greenhouse gases under any federal, state or local law or regulation, or any emission reduction registry, trading system, or reporting or reduction program for greenhouse gas emission reductions that is established, certified, maintained, or recognized by any international, governmental (including U.N., federal, state, or local agencies), or non-governmental agency from time to time, in each case measured in increments of one metric ton of CO2 equivalent.

“Injection Point” means the location where RB is introduced into a Commercial Distribution System in accordance with the EPA Renewable Fuel Standard.

“Iogen Parent” means Iogen Corporation, a corporation existing under the laws of Canada and having offices at 310 Hunt Club Road, Ottawa, Ontario.

“LCFS” means the California Low Carbon Fuel Standard as set forth in Title 17, California Code of Regulations §§95480-95490, as may be amended from time to time.

“LCFS Credit” means credits generated and traded under the LCFS, with each credit equal to one metric ton of CO2 reductions as compared to baseline CO2 emissions under the LCFS.

“Lifecycle Greenhouse Gas Emissions” means the aggregate quantity of Greenhouse Gas emissions (including direct emissions and significant indirect emissions from land use changes), as determined by the EPA pursuant to the EPA Renewable Fuel Standard or by CARB pursuant to the LCFS, related to the full fuel lifecycle, including all stages of fuel and feedstock production and distribution, from feedstock generation or extraction through the distribution and delivery and use of the finished fuel to the ultimate consumer, where the mass values for all greenhouse gases are adjusted to account for their relative global warming potential.

“LNG” means liquefied Gas.

“Montauk” means Montauk Energy Holdings, LLC.

“Monthly Period” means any calendar month during the Delivery Period.

“MDV” means [***] MMBtu per Day.

“Net Proceeds” means, in respect of any Monthly Period, an amount equal to:

“

the gross proceeds received by Buyer from the sale or use of RB delivered to Buyer during the applicable Monthly Period, including, for clarity, the proceeds received by Buyer from the sale of RINs or LCFS Credits generated as a result of the use or sale of such RB, minus

“	the purchase price paid by Buyer in respect of all RB delivered to Buyer during the applicable Monthly Period,

minus

“

all other third-party costs and expenses incurred by Buyer in connection with the purchase, sale or use of RB, including its Green Attributes, delivered to Buyer during the applicable Monthly Period, including, without limitation, RB storage costs with Shell Energy, any CAT Tax as outlined below in “Taxes”, and the third party costs and expenses of Seller borne by Buyer pursuant to “Green Attributes” below.

in each case as determined by Buyer in accordance with IFRS applied on a consistent basis.

“Net RINs” means the total number of RINs generated in association with a given amount of RB used as a Vehicle Fuel, less the number of RINs paid to any parties contracted to provide Vehicle Fuel distribution for such RB.

“Organizational Documents” means the Certificate of Formation and Limited Liability Company Agreement of Buyer.

“Project” means the methane gas collection and treatment facilities at the Rumpke Sanitary Landfill located in

Cincinnati, Ohio and owned by Seller.

“Qualified Facility” shall have the meaning given it in the General Terms and Conditions section of the Additional Conditions below.

“RB” an abbreviation for “renewable biogas,” means Gas from the Project that consists of or is derived from “Biogas”, as that term is defined by the Renewable Fuel Standard Program and the LCFS, and contains all Green Attributes associated with such production.

“REC” means a certificate, credit, allowance green tag or other document, howsoever entitled, created by an Applicable Law or certification authority indicating generation of a megawatt hour of electrical power from a renewable energy source.

“Registration” means registration of the Project, Qualified Facilities, parties, RB, or pathways, as applicable, with EPA, CARB or other governmental or certifying entity, as applicable, such that the RB produced from the Project is RIN-eligible or LCFS Credit-eligible, as applicable. The Project is currently registered with the EPA under Seller’s Producer Registration.

“RIN” means a renewable identification number generated to represent a volume of renewable fuel as set forth in Regulation of Fuels and Fuel Additives: Changes to Renewable Fuel Standard Program, 75 Fed. Reg. 16484 (March 26,2010) (codified at 40 C.F.R. § 80.1425 (2011); 40 C.F.R. § 80.1426 (2012)), as amended from time to time.

“Seller Performance Assurance” means the irrevocable letter of credit initially in the amount of $[***] issued to the benefit of Shell Energy as of the commencement of the Delivery Period.

“Seller’s Producer Registration” is the producer registration of Montauk (EPA ID No. 6139) for Facility ID No. 71138.

“Shell Energy” shall mean Shell Energy North America (US), L.P.

“Vehicle Fuel” means CNG or LNG or other transportation fuel derived from RB or Gas that qualifies for receipt of a RIN under the EPA Renewable Fuel Standard or for receipt of a LCFS Credit under the LCFS.

“Vehicle Fuel Producers/Distributors” means entities that own or operate CNG or LNG Vehicle Fuel production or that have contracts to sell RB to such owners or operators.

General Terms and Conditions:

The parties acknowledge that the RB may be transported to California or somewhere else in the continental United States of America (whether by an exchange, backhaul service, or directly) for ultimate delivery to facilities (each a “Qualified Facility”) that meet the eligibility standards for Registration. Buyer further acknowledges that (A) Seller represents herein that it is selling RB with Green Attributes that is compliant with both EPA Renewable Fuel Standard and LCFS as of the commencement of the Delivery Period, and it is, and will continue to be, the sole responsibility of Buyer to generate any RINs and/or LCFS Credits in connection with, the use of such RB as a Vehicle Fuel, and (B) Buyer shall have no right under claim of Force Majeure or otherwise to terminate or suspend performance under this Transaction Confirmation due to any inability to generate RINs and/or LCFS Credits that is not caused by the actions or inactions of Seller.

Seller Firm Obligation Breach: Seller shall be in breach of a Firm obligation to deliver hereunder if it delivers any volumes of the Contract Quantity hereunder to any party other than Buyer.

Taxes: The parties acknowledge that this Transaction is taking place in the State of Ohio. Notwithstanding the provisions of Section 6 of the Base Contract, [***].

RB Availability: Each of the parties acknowledge that the Project may not produce RB in excess of the Floor Price Gas, and the quantity of RB delivered hereunder shall be reduced accordingly and could be reduced to zero.

Production Data: On Buyer’s written request, Seller shall provide Buyer with information and supporting documentation regarding historical and projected RB production from the Project. Buyer acknowledges that any forecast of projected RB production from the Projects (a) is confidential and shall not be disclosed to third parties without Seller’s prior written consent or as otherwise required by law, (b) is a projection only and not a guarantee, warranty or promise of actual RB production, and (c) Seller disclaims all warranties, express or implied, with respect to such RB production projections, including, without limitation, any warranty of merchantability and warranty of fitness for a particular purpose. Each party shall cooperate with the other party and provide the other party with any additional documentation as may be reasonably required in connection with (i) any audit of this Transaction Confirmation by a Governmental Authority, or (ii) any Registration.

Gas Nominations: Seller agrees to nominate and schedule RB volumes for delivery to Buyer by 9:00 a.m. Eastern prevailing time on the Business Day prior to any weekday or holiday and on or before 9:00 a.m. Eastern prevailing time on Friday for delivery on Saturday, Sunday and Monday or as otherwise agreed.

Representations and Warranties:

Mutual Representations and Warranties:

Each party hereby represents and warrants to the other party as of the Effective Date of the Transaction Confirmation as follows:

(A) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to do business in all jurisdictions where such qualification is required or where such qualification is necessary for it to perform its obligations hereunder;

(B) It has full power and authority to carry on its business as now being conducted, to enter into this Contract and to perform its obligations hereunder. The execution, delivery and the performance of this Contract have been duly authorized by all necessary corporate or management action and do not and will not contravene its organizational documents or corporate policies or conflict with, result in a breach of, or entitle such party (with due notice or lapse of time or both) to terminate, accelerate or declare a default under, any agreement or instrument to which it is a party or by which it is bound (including, but not limited to, any RB sale to any third party for RB produced by the Project). The execution, delivery and performance by such party of this Contract will not result in any violation by it of any Applicable Law or the order of any court or other Governmental Authority. Such party is not a party to, nor subject to or bound by, any judgment, injunction or decree of any court or other Governmental Authority which may restrict or interfere with the performance of this Contract by it;

(C) This Contract is the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, avoidance, preferential transfer, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity that may limit the availability of equitable remedies and contractual obligations generally (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), and the remedy of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding therefore may be brought;

(D) No consent, waiver, order, approval, authorization or order of, or registration, qualification or filing with, any court or other Governmental Authority is required for the execution, delivery and performance by such party of this Contract and the consummation by such party of the transactions contemplated hereby, and as to such consents the same are final, are in full force and effect, and are not subject to any appeal or further judicial or administrative proceedings. For purposes of clarification, Buyer does not require any consent or approval by the CEC in order to execute this Transaction Confirmation or perform the transactions contemplated herein. No consent or waiver of such party to any contract to which it is a party or by which it is bound is required for the execution, delivery and performance by such party of this Contract;

(E) There is no action, suit, grievance, arbitration or proceeding, pending or, to the knowledge of such party, threatened against or affecting such party at law or in equity, before any Governmental Authority which prohibits or impairs its ability to execute and deliver this Contract or to perform the transactions contemplated hereunder. Such party has not received written notice of any pending or threatened investigation, inquiry or review by any Governmental Authority regarding the execution or performance of the Contract or the performance of any transactions contemplated hereunder; and

(F) There are no bankruptcy or receivership proceedings pending against, being contemplated by or, to the knowledge of such party, threatened against such party and such party is current on all payments for indebtedness incurred by such party and no event of default currently exists, or with the lapse of time or due notice will exist, regarding to any such indebtedness for borrowed money by such party.

Representations, Warranties and Covenants of Buyer and Iogen Parent.

Buyer and Iogen Parent hereby represent and warrant, jointly and severally, to Seller as of the Effective Date of the Transaction Confirmation and on each Day of the Delivery Period, and further covenant and agree, as follows:

(A) Buyer is a special purpose entity formed to receive the revenues from the sale of RB from the Project. The Organizational Documents of Buyer provides that Buyer may engage solely in the business of acquiring and selling RB from the Project, including the related Green Attributes, and transactions related thereto, depositing the proceeds thereof in the Controlled Cash Account in compliance with this Transaction Confirmation (the “Permitted Business”). Buyer is expressly prohibited by its Organizational Documents from incurring indebtedness or security interests in its assets and cash flow, guaranteeing any obligations of Iogen Parent, engaging in any business other than the Permitted Business or permitting the Organizational Documents to be amended to allow for Buyer’s membership interests or units to be certificated. Buyer has provided Seller with a true and accurate copy of the Organizational Documents of Buyer.

(B) Iogen Parent covenants that (i) Buyer shall operate in compliance with its Organizational Documents; (ii) 100% of the equity interests in Buyer shall be pledged to Seller to secure the obligations of Iogen Parent and Buyer to Seller hereunder pursuant to a pledge agreement entered into concurrently herewith; (iii) the Organizational Documents shall not be amended in a manner that would permit Buyer to engage in any business other than the Permitted Business or that would allow Buyer to take any action that is currently prohibited under the terms of the

Organizational Documents as set forth in Clause (A) above; and (iv) there shall not be any change in control of Buyer (the ability to vote 50% or more of the voting equity of Buyer) without Seller’s prior written consent.

(C) All proceeds received by Buyer (or any of its affiliates) from the sale or and use of RB, including, for clarity, the proceeds received by Buyer from the sale of RINs or LCFS Credits generated as a result of the use or sale of such RB, shall be included in the gross proceeds hereunder and shall be deposited in the Controlled Cash Account for distribution to the parties as agreed herein, and neither Buyer nor any of its affiliates will receive any management fees, nor any other amounts from the Controlled Cash Accounts except in accordance with the Controlled Cash Account Disbursements section below.

(D) Concurrently with the execution and delivery of this Transaction Confirmation , Buyer is entering into written, binding agreements that include rights for Vehicle Fuel distribution of [***]% of the RB volumes from both the Floor Price Gas and Floating Price Gas, up to a monthly average volume of [***] MMBtu per day for the Delivery Period with one or more Vehicle Fuel Producers/Distributors and a written, binding agreement with one of the five (5) largest refiners in the United States (the “Refiner”), as measured by the renewable volume obligation imposed on such refiners under the EPA Renewable Fuel Standard, for the purchase of [***]% of the Net RINs generated from the use of such RB as a Vehicle Fuel during the Delivery Period. Concurrently with the execution and delivery of this Transaction Confirmation by Seller, Buyer will provide to Seller a signed letter from the Refiner confirming that (i) the Refiner and Buyer have entered into an agreement for Refiner to purchase [***] generated from the use of the RB produced by the Project during the Delivery Period as a Vehicle Fuel, and (ii) all amounts payable by the Refiner in respect of such agreement shall be deposited in the Controlled Cash Account unless otherwise jointly instructed by Seller and Buyer.

Seller’s and Montauk’s Ongoing Representations, Warranties and Covenants.

In addition to the representation and warranties set forth above, Seller represents, warrants and covenants to Buyer as of the execution date of the Transaction Confirmation and on each Day during the Delivery Period that (i) all RB delivered to Buyer by Seller shall have Green Attributes, (ii) Seller has not sold or agreed to sell Green Attributes associated with such RB to any other party except as otherwise expressly permitted under this Transaction Confirmation, (iii) the RB delivered to Buyer hereunder meets the specifications of the Commercial Distribution System at the Injection Point, (iv) except in the event of a Change in Law, the RB shall be delivered to Buyer in accordance with the requirements of the EPA Renewable Fuel Standard and LCFS in order to preserve Green Attributes, (v) Seller has not taken any action that would invalidate Green Attributes including Buyer’s ability to generate RINs and LCFS Credits, (vi) upon sale of the RB by Seller to Buyer, Seller shall transfer all Green Attributes associated with the production of such RB, (vii) Montauk shall not generate any RINs under Seller’s Producer Registration in respect of any RB from the Project that is used for transportation purposes after the date of EPA’s approval of the Buyer’s producer registration; (viii) Montauk shall meet all of its obligations under Green Attributes and Registration; and (ix) Montauk shall transfer to Buyer any RINs it generates in respect of RB delivered during the Delivery Period.

Seller’s Rights:

If at any time during the Delivery Period, (i) any portion of the RB is not either stored (with Seller’s consent) or used to generate RINs through transportation use, (ii) any RINs generated from the RB under this Transaction Confirmation are not being monetized, or (iii) Buyer shall fail to obtain QAP status within 180 days of its EPA Registration and thereafter maintain QAP status (as referred in clause (vi) of Buyer’s obligations under “Green Attributes and Registration” below), which failure is not cured within a period of thirty (30) days (or if such cure cannot be effected within thirty (30) days, if Buyer does not take all such actions as may be reasonably necessary to cure such failure as promptly as practicable and in any event no later than 60 days) (any of which being a “Failure”), then Buyer shall advise Seller promptly and provide such information as may reasonably be appropriate or requested by Seller to evaluate the circumstances of such Failure, and Seller shall have sole the right to determine and direct the course of action to be taken by Buyer to remedy or mitigate such Failure, following consultation between the parties, including (A) actions to enforce Buyer’s contracts with the Vehicle Fuel Producers/Distributors and/or the Refiner, (B) actions to store RB or secure alternative arrangements for qualified transportation use, and (C) actions to change or manage operations relating to RIN generation or compliance management.

Commodity Trade Option Representations:

The parties agree that this transaction is a forward contract within the meaning of the Commodity Exchange Act (the “Act”), as amended, and the Rules of the Commodity Futures Trading Commission (“CFTC”), and in reliance upon such agreement, as of the date the transaction is entered into:

•	(i) each party represents to the other that it is a commercial market participant with respect to the specified commodity;

•	(ii) each party represents to the other that it intends to make or take physical delivery of the specified nonfinancial commodity; and

•

(iii) if this transaction includes any volumetric optionality, the holder of such optionality represents to the other party (a) that such optionality is primarily intended to address physical factors (such as weather, environmental factors, customer demand, available production, transport, shipping, operational constraints, or other physical factors) or regulatory requirements that reasonably influence demand for, or the supply of, the specified nonfinancial commodity; and (b) that such optionality is not primarily intended to address price risk.

•	To the extent the transaction is deemed to be a commodity option:

•

(i) the seller of the option represents to the buyer of the option that in connection with this transaction, the seller of the option is either (a) an eligible contract participant as defined in section 1a(l8) of the Act and the regulations of the CFTC, or (b) a producer, processor, commercial user of or a merchant handling the commodity that is the subject of this transaction, or the products or byproducts thereof, and is offering or entering into this transaction solely for purposes related to its business as such;

•

(ii) the buyer of the option represents to the seller of the option that in connection with this transaction the buyer of the option is a producer, processor, commercial user of or a merchant handling the commodity that is the subject of this transaction or the products or byproducts thereof and is offering or entering into this transaction solely for purposes related to its business as such; and

•	(iii) each party represents to the other that the option, if exercised, would result in the sale of an exempt commodity/ for immediate or deferred delivery.

Buyer Covenant and Indemnity

Buyer shall act in good faith in the sale or use of RB and [***].

Buyer further agrees to indemnify Seller and save it harmless from, and against, any and all losses, liabilities or claims, attributable to, arising out of, resulting from or in connection with any third party claims in respect of fines or violations of the LCFS or EPA Renewable Fuel Standard not due to the actions or inactions of Seller.

Seller Covenant and Indemnity

Seller shall exercise commercially reasonable efforts to ensure that the Project is operated and maintained in accordance with Applicable Law and Good Industry Practice.

Seller further agrees to indemnify Buyer and save it harmless from, and against, any and all losses, liabilities or claims, attributable to, arising out of, resulting from or in connection with any Environmental Condition or violation of Environmental Law located at or otherwise relating to the Biogas Clean-Up and Compression Facility.

Controlled Cash Account Disbursements.

Buyer shall furnish to Seller, not less than monthly on or before the tenth (10th) Business Day of the first calendar Month occurring after the applicable Month, a report setting forth:

•	by date and amount the revenues received in the Controlled Cash Account;

•	by date and amount the previously approved disbursements made from the Controlled Cash Account;

•	the third party recipients and estimated amounts of proposed disbursements of funds to pay third party costs and expenses in the upcoming Month;

•	the Net Proceeds in respect of each prior Month; and

•	Buyer’s proposed proportional disbursements of Net Proceeds to Seller and Buyer in accordance with this Transaction Confirmation.

Such report shall be accompanied by such documentary substantiation of revenues received, the calculation of Net Proceeds and any third party costs and expenses as may reasonably be requested by Seller. Seller shall review such report as promptly as practicable and, no later than five (5) Business Days following receipt of such report, either (i) approve the proposed disbursements therein, or (ii) advise Buyer in writing of its reasonable objection to any proposed disbursements, which objection may only be based upon a reasonable good faith belief that such disbursements are inconsistent with terms of this Transaction Confirmation, and provide the Buyer with Seller’s rationale therefor together with reasonable evidence to substantiate any such claim, whereupon the remaining uncontested disbursements shall be approved by the parties. Any disbursement objected to by Seller shall be retained in the Controlled Cash Account until the Seller’s objection thereto and the rightful entitlement to such funds shall be determined. Once approved by Seller, Buyer shall initiate the transaction. Once initiated, Seller shall promptly release each transaction. Releases cannot occur without the approval of Seller as provided for herein.

Shell Energy Transaction Confirmation

Seller and Buyer acknowledge that Buyer is also buying all of the RB and Green Attributes under Seller’s Transaction Confirmation with Shell Energy relating to the Project, and Seller agrees that Buyer is an express third party beneficiary of the representations, warranties, covenants and contractual undertakings of Seller thereunder. Seller and Buyer further agree that, if an Event of Default occurs under Seller’s Transaction Confirmation with Shell Energy relating to the Project in which Seller is the Non-Defaulting party, then Seller will, at Buyer’s request and receipt of Performance Assurance from Seller in the form and substance Buyer issued to Shell Energy, enter into a Transaction Confirmation substantively identical herewith with Buyer as the buyer for the remaining term of the Delivery Period.

Audit Rights

Seller shall have the right, at its own expense, upon reasonable notice and at reasonable times, to examine and audit and to obtain copies of the relevant portion of the books and records of Buyer to the extent reasonably necessary to verify the accuracy of any accounting and reconciliation of Net Proceeds. Seller’s right to examine, audit, and to obtain copies shall not be available with respect to proprietary information not directly relevant to transactions under this Transaction Confirmation. All invoices and billings shall be conclusively presumed final and accurate and all associated claims for under- or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and/or documentation, within two years after the applicable due date for such Net Proceeds. All retroactive adjustments under this paragraph shall be paid in full by the party owing payment within 30 Days of notice and substantiation of such inaccuracy.

Additional Information:

Upon request by Seller, Iogen Parent and Buyer shall provide such further information and documents as may reasonably be requested by Seller, including but not limited to financial statements of Buyer, in connection with the performance by Iogen Parent and Buyer of their respective obligations hereunder.

Change in Law:

In the event of a Change in Law, either party may terminate this Transaction Confirmation upon notice to the other party and in such event the difference between the Market Value and Contract Value shall be deemed to be zero.

Green Attributes and Registration:

[***], and (ii) provide an agreement, attestation, certification and/or other reasonably required document to the CEC, EPA, CARB or other Governmental Authority having jurisdiction over the Qualified Facility to the effect that the RB sold and delivered to Buyer is separately metered by a meter that satisfies the quality standards of the Duke Energy Pipeline and is injected into the Duke Energy Pipeline system and contains all Green Attributes for the sole benefit of Buyer or the Qualified Facility, as applicable.

Each party will provide the other party such cooperation, documentation, certifications, site visits or other information, support or assistance as may be necessary to carry out the purposes of this Transaction Confirmation in order for title to the conveyed Green Attributes to vest in the Buyer in connection with the purchase and sale of RB hereunder, and as required by EPA or other Governmental Authority, including but not limited to the following:

(A) Seller has the following obligations:

(i)

Cooperation with Buyer in Buyer’s efforts to secure and maintain Registration of the Project and/or Qualified Facilities with the EPA in order to generate RINs and to comply with related reporting and recordkeeping requirements, and Buyer’s conducting a third party engineering review of the Project, and providing documentation such as contracts or affidavits regarding the transfer of title, volume, heat content, and any other information required under the Renewable Fuel Standard.

(ii)

Cooperation with Buyer in Buyer’s efforts to secure and maintain Registration with CARB to create a low carbon intensity pathway for generation of LCFS Credits on Biogas produced from the Project and to comply with related reporting and recordkeeping requirements (to the extent that sales of the Biogas Vehicle Fuel are contemplated in California), and providing Buyer documentation to support LCFS credit generation, including the submissions to CARB for registration and documentation regarding volume, energy content, product transfer documents that state, among other information, that Seller transfers the “Regulated Party” status as defined under LCFS to Buyer, and any other information required by LCFS.

(iii)	Cooperation and compliance with the Buyer to meet the requirements of the EPA Renewable Fuel Standard and the LCFS to ensure the valid generation and ongoing validity of the RINs and/or LCFS Credits.

(B) Montauk shall:

(iv)

Write a letter to EPA for inclusion in Buyer’s producer registration, such letter being satisfactory to Buyer and confirming (i) Seller has contracted with Buyer for the transportation use of its RB from the Project beginning [***], (ii) Montauk and Seller acknowledge their intent for Buyer to be the registered producer in respect of all biogas used as transportation fuel from Facility ID 71138 after the date of approval of Buyer’s producer registration, and (iii) Montauk will not use its producer registration in association with Facility No 71138 for the generation of any RINs in respect of any volumes of biogas used as transportation fuel after the date of approval of Buyer’s producer registration.

(G) Buyer shall:

(i)

File for and use commercially reasonable best efforts to obtain, producer registration with the EPA in order to generate RINs using Biogas from the Project including, if applicable, the ability to store RB in the event EPA approval of registration not obtained by [***];

(ii)

Use commercially reasonable best efforts to register or ensure a party is registered with CARB as a “Regulated Party” as defined by the LCFS regulations for generation of LCFS Credits (to the extent that sales of the Vehicle Fuel are contemplated in California);

(iii)	Use commercially reasonable best efforts to obtain or ensure a party obtains acceptance of Regulated Party status under the LCFS;

(iv)	Enter into contracts to use 100% of the RB it acquires to generate and monetize both D3 Q RINs and, if sold in the state of California, LCFS credits;

(v)

Pay the third party costs and expenses of Seller relating to any use of Seller’s Producer Registration for the RB under this Transaction Confirmation and Seller’s cooperation in connection with Buyer’s producer registration; and

(vi)

Subject to continuation of the Quality Assurance Program (“QAP”) under the RFS, engage Weaver Tidwell LLP or any successor to a substantial portion of its RFS compliance business (“Weaver”) or any mutually agreed comparable provider of QAP services to perform as the QAP Auditor in respect of all RB, and shall use commercially reasonable best efforts to obtain and maintain QAP status for all RINs generated using RB.

(H) Within ten (10) days following the end of a Monthly Period, Buyer shall deliver a statement to Seller setting forth (a) an inventory of RB in storage at the beginning and end of such Monthly Period; (b) a reconciliation of RB delivered and RINs and LCFS generated during such Monthly Period; (c) a reconciliation of RINs in Buyer’s EMTS Account at the beginning and end of such Monthly Period; (d) a reconciliation of LCFS Credits at the beginning and end of such Monthly Period; and (e) the number of RINs and LCFS Credits sold during such Monthly Period.

In the event that Buyer has not obtained a producer registration with EPA by [***], Buyer shall provide notice to Seller of such and provide Seller with the information reasonably required in accordance with the advice of Weaver for Seller to update Seller’s Producer Registration with EPA to employ Buyer’s RB distribution channels, including applicable affidavits, pipeline connection information and a copy of the letter to EPA described in Clause (B) above. Montauk shall then submit such update documents to EPA no later than [***] notifying EPA that, for volumes of biogas from Facility ID 71138 used as transportation fuel after [***] and before the date of approval of Buyer’s producer registration, Montauk intends to meet its registration requirements for the generation of RINs by selling biogas for use as a transportation fuel to Shell Energy and Buyer. During the Delivery Period, for all RB used as transportation fuel prior to Buyer’s producer registration, Montauk will generate D3 Q RINs and transfer [***]% of such RINs to Buyer no later than the 20th Day of each Month following the transportation use.

Confidentiality

This terms of this Transaction Confirmation and the information disclosed by either of the parties in connection herewith shall be subject to the Confidentiality Agreement dated December 15, 2015 between Montauk and Iogen Corporation, to the same extent as if the parties were signatories thereto, and for purposes hereof, the term of such Confidentiality Agreement shall be deemed to extend until five years following the end of the Delivery Period hereunder or until the earlier termination of this Transaction Confirmation.

Seller’s and Buyer’s Performance Assurance

Prior to the commencement of the Delivery Period, each of Seller and Buyer shall provide an irrevocable standby letter of credit in customary form issued for the benefit of Shell Energy as performance assurance, in the initial amount of $[***] (in the case of Seller) and $[***] (in the case of Buyer). Such performance assurance shall (a) meet the requirements of Shell Energy as described in Annex 1 attached hereto and (b) act as performance assurance required in respect of Buyer’s agreement to purchase [***]% of the Floor Price Gas from Shell Energy. The required letter of credit amounts shall be reduced proportionally to each party’s initial amount, in accordance with the table below:

Calendar Year (January)	Aggregate Letter of Credit Amount
Initial	$	[***	]
[***]	$	[***	]
[***]	$	[***	]
[***]	$	[***	]
[***]	$	[***	]

Calendar Year (January)	Seller Letter of Credit Amount
Initial	$	[***	]
[***]	$	[***	]
[***]	$	[***	]
[***]	$	[***	]
[***]	$	[***	]

Calendar Year (January)	Buyer Letter of Credit Amount
Initial	$	[***	]
[***]	$	[***	]
[***]	$	[***	]
[***]	$	[***	]
[***]	$	[***	]

Events of Default and Early Termination:

For purposes of this Transaction Confirmation only, each of the following shall constitute an additional Event of Default under the Base Contract, following notice and a cure period of five Business Days, and any termination rights arising therefrom shall be in addition to any other remedies hereunder available to the Non-Defaulting party:

(A)	a party (including Iogen Parent) fails to perform a material obligation herein; and

(B)	a party (including Iogen Parent) breaches a representation or warranty herein.

Each party agrees to provide prompt written notice to the other party of any fact, circumstance or event which would be a breach under any of the representations, warranties or covenants set forth in this Transaction Confirmation, assuming solely for purposes of this notice requirement that such representations and warranties were made as of the date of such fact, circumstance or event.

Any declaration of an Early Termination Date arising with regard to any Events of Default shall be applicable to the termination and settlement of this Transaction Confirmation only, and shall not affect any other Transactions then in place between Buyer and Seller, (other than that certain Transaction Confirmation by and between the parties, dated as of the date hereof, related to the sale Gas from Buyer to Seller) nor shall the Base Contract be terminated thereby. When determining Market Value under Section 10.3.1 of the Base Contract, a party shall be entitled to consider the Market Value of the RB as defined herein sold as Gas as well as the Market Value of the credits associated with the RB’s applicable Green Attributes, including without limitation any RINs or LCFS Credits, associated with landfill gas or biogas, regardless of the location of the sale or whether the sales involve producers, marketers, or end-users. The parties agree that this determination of Market Value shall constitute a reasonable basis for the calculation of damages and shall not be considered consequential damages described in Section 13 of the Base Contract.

IN WITNESS WHEREOF, the parties have signed this Transaction Confirmation in multiple counterparts, effective as of the Effective Date.

SELLER		BUYER
GSF Energy, L.L.C.		Iogen D3 Biofuel Partners LLC

By	/s/ Martin L. Ryan	By:	/s/ Pat Foody
Title: Vice President		Name: Pat Foody
Date: 5-9-16		Title: Executive Vice President
Date: May 9, 2016

Montauk: Montauk Energy Holdings, LLC	Iogen Parent: Iogen Holdings Corporation

For the limited purpose of making the representations, warranties and covenants of Montauk set forth in the Additional Conditions	For the limited purpose of making the representations, warranties and covenants of Buyer and Iogen Parent set forth in the Additional Conditions

By: /s/ Martin L. Ryan	By: /s/ Pat Foody

Title: Vice President	Title: Executive Vice President Advanced Biofuels

Date: 5-9-16	Date: May 9, 2016

Annex 1 - Shell Energy Credit Requirements